Columbia Management Investment Distributors — 12b-1 Plan and Agreement

PLAN OF DISTRIBUTION AND
AMENDED AND RESTATED AGREEMENT OF DISTRIBUTION
The Plan of Distribution (“Plan”) and the Agreement of Distribution (“Agreement”) effective November 7, 2008, amended and restated March 7, 2011 (together “Plan and Agreement”), is by and between Columbia Management Investment Distributors, Inc. (“Columbia Management Investment Distributors” or the “Distributor”), a Delaware corporation, principal underwriter of the Corporations and Trusts (“Registrants”) listed in Schedule A pursuant to a separate distribution agreement (“Distribution Agreement”), for distribution services to the Funds, and the Registrants, each acting separately on behalf of its underlying series (each a “fund” and collectively the “funds”) and share classes, listed in Schedule A. The terms “Fund” or “Funds” are used to refer to either the Registrants or the underlying series as context requires.
The Plan and Agreement are separate and each has been adopted or approved by members of the Board of Directors or Trustees (the “Board”) of the Funds who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan and Agreement, or any related agreement (“independent Board members”), and all of the members of the Board, in person, at a meeting called for the purpose of voting on the Plan and Agreement.
1.	Reimbursement Plan
1.1	The Funds will reimburse the Distributor for expenses incurred in connection with distributing the Funds’ shares, providing personal service to shareholders, and maintaining shareholder accounts, as set forth in the fee schedule included in Schedule A.
2.	Services Provided and Expenses Borne by Distributor
2.1.	The Distributor shall provide distribution and underwriting services and shall bear all distribution related expenses to the extent specified in the Distribution Agreement.

2.2.	Each Fund recognizes and agrees that the Distributor (or an affiliate of the Distributor) may compensate financial intermediaries, including brokers, dealers, banks, registered investment advisers, financial advisors, retirement plan administrators, third party administrators and any others having a selling, administration or similar agreement with the Distributor (a “financial intermediary”) for providing services to record or beneficial owners of Fund shares or otherwise in connection with the distribution or servicing of Fund shares.
3.	Distribution Fees and Service Fees
3.1	Service Fees. As partial consideration for the shareholder and account maintenance services performed by the Distributor directly or through a financial intermediary in the performance of its obligations under an agreement with the Distributor, the Funds shall reimburse the Distributor at a rate not to exceed the rates set forth in Schedule A. These services include assisting in establishing and maintaining shareholder accounts and records, assisting with purchase, redemption and exchange requests, arranging for bank wires, monitoring dividend payments from the Funds on behalf of shareholders, forwarding certain shareholder communications from Funds to shareholders, receiving and responding to inquiries and answering questions regarding the Funds, and aiding in maintaining the investment of shareholders in the Funds.

3.2.	Distribution Fees. As partial consideration for the services performed as specified in the Distribution Agreement and expenses incurred in the performance of its obligations directly or, through a financial intermediary, under the Distribution Agreement, the Funds shall reimburse

Columbia Management Investment Distributors — 12b-1 Plan and Agreement

the Distributor at a rate not to exceed the rates set forth in Schedule A. Distribution fees reimburse the Distributor for its expenses incurred in connection with any activity that is principally intended to result in the sale of Fund shares. These expenses include payment of commissions (including pre-paid commissions) to financial intermediaries for the sale of Fund shares, including interest or imputed interest on pre-paid commissions, printing prospectuses and reports used for sales purposes, the preparation, printing and distribution of advertising and sales literature, personnel, travel, office expense and equipment, and other distribution-related expenses.

3.3.	Reimbursement. Expenses incurred as a result of services provided under Sections 3.1 and 3.2, may be carried forward as unreimbursed expenses and shall continue to be eligible for reimbursement subject to termination of the Agreement or the Plan as provided under Section 8.1.

3.4.	Notwithstanding any other provision of this Plan and Agreement, the Funds are not obligated and are in no way liable to make any payment to any person or entity other than directly to the Distributor.
4.	Reports
4.1	The Distributor agrees to monitor implementation of the Plan and the level and quality of services it provides.

4.2	The Distributor agrees to provide at least quarterly an analysis of expenses under this Agreement, including any payments to financial intermediaries, and to meet with representatives of the Funds as reasonably requested to provide additional information.
5.	Contingent Deferred Sales Charges
5.1.	For Funds with Class B shares, for each purchase of Class B shares, the Class B shares will be converted to Class A shares in the ninth year of ownership.

5.2.	For Funds with Class B shares, the Funds understand that if a shareholder redeems Class B shares before they are converted to Class A shares, the Distributor will impose a sales charge directly on the redemption proceeds to cover those distribution expenses (including pre-paid commissions) it has previously incurred on the sale of those shares.

5.3.	For Funds with Class C shares, the Funds understand that if a shareholder redeems Class C shares in the first year of ownership, the Distributor will impose a sales charge directly on the redemption proceeds to cover those distribution expenses (including pre-paid commissions) it has previously incurred on the sale of those shares.
6.	Duration of the Plan and Agreement
6.1.	The Plan and Agreement shall continue in effect for a period of more than one year provided it is approved at least annually in the manner provided in the Investment Company Act of 1940 (the “1940 Act”).
7.	Amendments to the Plan and Agreement
7.1.	Neither the Plan nor the Agreement may be amended to increase materially the amount that may be paid by the Funds without the approval of at least a majority of the outstanding shares of the relevant class. Neither the Plan nor the Agreement may be amended in any other material

Columbia Management Investment Distributors — 12b-1 Plan and Agreement

respect except with the approval of a majority of independent Board members. Amendments required to conform the Plan or the Agreement to changes in rule 12b-1 or to other changes in the 1940 Act or the rules and regulations under the 1940 Act are not deemed to be material amendments.
8.	Termination
8.1.	This Agreement may be terminated as to any class of the Funds at any time without payment of any penalty by a vote of a majority of the independent Board members, or by vote of a majority of the outstanding shares of the relevant class, or by the Distributor. The Plan shall continue until terminated by action of the independent Board members, and the related Agreement will terminate automatically in the event of its assignment as that term is defined in the 1940 Act.
9.	Severability
9.1.	The provisions of this Plan are severable with respect to each class of shares offered by a Fund and with respect to each Fund.
10.	Massachusetts Business Trusts.
10.1.	For each Fund that is organized as a Massachusetts Business Trust, a copy of the Declaration of Trust, together with all amendments, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts. The execution and delivery of this Agreement has been authorized by the Trustees and the Agreement has been signed by an authorized officer of the Fund. It is expressly agreed that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Declaration of Trust.
11.	Applicable Law
11.1.	This Plan and Agreement shall be governed by the laws of the State of Minnesota.

Columbia Management Investment Distributors — 12b-1 Plan and Agreement

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.
COLUMBIA FUNDS SERIES TRUST II
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE INTERNATIONAL SERIES, INC.
RIVERSOURCE INVESTMENT SERIES, INC.
RIVERSOURCE MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RIVERSOURCE SECTOR SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RIVERSOURCE STRATEGY SERIES, INC.
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
RIVERSOURCE TAX-EXEMPT SERIES, INC.
SELIGMAN CAPITAL FUND, INC.
SELIGMAN GROWTH FUND, INC.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
SELIGMAN MUNICIPAL FUND SERIES, INC.
SELIGMAN MUNICIPAL SERIES TRUST

By:	/s/ J. Kevin Connaughton
	Name:	J. Kevin Connaughton
	Title:	President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.
By:	/s/ Beth Ann Brown
	Name:	Beth Ann Brown
	Title:	Senior Vice President

Columbia Management Investment Distributors, Inc. — 12b-1 Plan and Agreement

Schedule A
FOR FUNDS OTHER THAN MONEY MARKET FUNDS:
Each Registrant is a Minnesota corporation except Seligman Capital Fund, Inc., Seligman Global Fund Series, Inc., Seligman Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., and Seligman Municipal Fund Series, Inc., which are Maryland corporations, and Columbia Funds Series Trust II, RiverSource California Tax-Exempt Trust, RiverSource Special Tax-Exempt Series Trust and Seligman Municipal Series Trust, which are Massachusetts business trusts:

Classes
Funds	A	B	C	R	R3	W
RiverSource California Tax-Exempt Trust
RiverSource California Tax-Exempt	A	B	C	—	—	—
RiverSource Dimensions Series, Inc.
RiverSource Disciplined Small and Mid Cap Equity	A	B	C	—	—	W
RiverSource Disciplined Small Cap Value	A	B	C	R	—	—
RiverSource Global Series, Inc.
Threadneedle Global Equity Income	A	B	C	R	—	—
RiverSource Government Income Series, Inc.
RiverSource Short Duration U.S. Government	A	B	C	R	—	W
RiverSource Income Series, Inc.
Columbia Income Builder II	A	B	C	—	—	—
Columbia Income Builder III	A	B	C	—	—	—
RiverSource International Series, Inc.
RiverSource Disciplined International Equity	A	B	C	R	—	W
Threadneedle International Opportunity	A	B	C	R	—	—
RiverSource International Managers Series, Inc.
RiverSource Partners International Select Growth	A	B	C	R	—	—
RiverSource Partners International Small Cap	A	B	C	R	—	—
RiverSource Investment Series, Inc.
RiverSource Balanced	A	B	C	R	—	—
RiverSource Managers Series, Inc.
RiverSource Partners Fundamental Value	A	B	C	—	—	—
RiverSource Market Advantage Series, Inc.
Columbia Portfolio Builder Total Equity	A	B	C	—	—	—
RiverSource S&P 500 Index	A	—	—	—	—	—
RiverSource Small Company Index	A	B	—	—	—	—
RiverSource Sector Series, Inc.
RiverSource Real Estate	A	B	C	—	—	W
RiverSource Selected Series, Inc.
RiverSource Precious Metals and Mining	A	B	C	—	—	—
Columbia Funds Series Trust II
Columbia 120/20 Contrarian Equity	A	B	C	—	—	—
Columbia Absolute Return Currency and Income	A	B	C	—	—	W
Columbia Absolute Return Emerging Markets Macro	A	B	C	R	—	W
Columbia Absolute Return Enhanced Multi-Strategy	A	B	C	R	—	W
Columbia Absolute Return Multi-Strategy	A	B	C	R	—	W
Columbia AMT-Free Tax-Exempt Bond	A	B	C	—	—	—
Columbia Asia Pacific ex-Japan	A	—	C	R	—	—
Columbia Diversified Bond	A	B	C	R	R3	W
Columbia Diversified Equity Income	A	B	C	R	R3	W

Columbia Management Investment Distributors, Inc. — 12b-1 Plan and Agreement

Classes
Funds	A	B	C	R	R3	W
Columbia Dividend Opportunity	A	B	C	R	—	W
Columbia Emerging Markets Bond	A	B	C	—	—	W
Columbia Emerging Markets Opportunity	A	B	C	R	—	W
Columbia European Equity	A	B	C	—	—	—
Columbia Floating Rate	A	B	C	—	—	W
Columbia Frontier Fund	A	B	C	R	—	—
Columbia Global Bond	A	B	C	R	—	W
Columbia Global Equity	A	B	C	R	—	W
Columbia Global Extended Alpha	A	B	C	R	—	—
Columbia High Yield Bond	A	B	C	R	R3	W
Columbia Income Builder	A	B	C	R	—	—
Columbia Income Opportunities	A	B	C	R	—	W
Columbia Inflation Protected Securities	A	B	C	R	—	W
Columbia Large Core Quantitative	A	B	C	R	—	W
Columbia Large Growth Quantitative	A	B	C	R	—	W
Columbia Large Value Quantitative	A	B	C	R	—	W
Columbia Marsico Flexible Capital	A	—	C	R	—	—
Columbia Mid Cap Growth Opportunity	A	B	C	R	R3	—
Columbia Mid Cap Value Opportunity	A	B	C	R	R3	W
Columbia Minnesota Tax-Exempt	A	—	C	—	—	—
Columbia Multi-Advisor International Value	A	B	C	—	—	—
Columbia Multi-Advisor Small Cap Value	A	B	C	R	R3	—
Columbia Portfolio Builder Aggressive	A	B	C	R	—	—
Columbia Portfolio Builder Conservative	A	B	C	R	—	—
Columbia Portfolio Builder Moderate	A	B	C	R	—	—
Columbia Portfolio Builder Moderate Aggressive	A	B	C	R	—	—
Columbia Portfolio Builder Moderate Conservative	A	B	C	R	—	—
Columbia Recovery and Infrastructure	A	B	C	R	—	—
Columbia Retirement Plus 2015	A	—	C	R	—	—
Columbia Retirement Plus 2020	A	—	C	R	—	—
Columbia Retirement Plus 2025	A	—	C	R	—	—
Columbia Retirement Plus 2030	A	—	C	R	—	—
Columbia Retirement Plus 2035	A	—	C	R	—	—
Columbia Retirement Plus 2040	A	—	C	R	—	—
Columbia Select Large-Cap Value	A	B	C	R	—	W
Columbia Select Smaller-Cap Value	A	B	C	R	—	—
Columbia Seligman Communications and Information	A	B	C	R	R3	—
Columbia Seligman Global Technology Fund	A	B	C	R	—	—
Columbia Strategic Allocation	A	B	C	R	—	—
Columbia U.S. Government Mortgage	A	B	C	—	—	—
RiverSource Special Tax-Exempt Series, Inc.
RiverSource New York Tax-Exempt	A	B	C	—	—	—
RiverSource Strategy Allocation Series, Inc.
RiverSource Strategic Income Allocation	A	B	C	R	—	—
RiverSource Tax-Exempt Income Series, Inc.
RiverSource Tax-Exempt High Income	A	B	C	—	—	—
RiverSource Tax-Exempt Series, Inc.
RiverSource Intermediate Tax-Exempt	A	B	C	—	—	—

Columbia Management Investment Distributors, Inc. — 12b-1 Plan and Agreement

Classes
Funds	A	B	C	R	R3	W
Seligman Capital Fund, Inc.	A	B	C	R	—	—
Seligman Growth Fund, Inc.	A	B	C	R	—	—
Seligman LaSalle Real Estate Fund Series, Inc.
RiverSource LaSalle Global Real Estate Fund	A	—	C	R	—	—
RiverSource LaSalle Monthly Dividend Real Estate Fund	A	B	C	R	—	—
Seligman Municipal Fund Series, Inc.
Seligman National Municipal Class (National Fund)	A	—	C	—	—	—
Seligman Minnesota Municipal Class (Minnesota Fund)	A	—	C	—	—	—
Seligman New York Municipal Class (New York Fund)	A	—	C	—	—	—
Seligman Municipal Series Trust
Seligman California Municipal High Yield Series	A	—	C	—	—	—
Seligman California Municipal Quality Series	A	—	C	—	—	—
Fee Schedule
The fee maximum for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class:

Class	Fee
A	0.25%
B	1.00%
C	1.00%
D	0.25%
R	0.50%
R3	0.25%
W	0.25%
For Class A and Class W shares, the fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.
For Class B and Class C shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 1.00% of the average daily net assets of the Funds attributable to Class B shares and Class C share, respectively. Of that amount, up to 0.75% shall be reimbursed for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month. Up to an additional 0.25% shall be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.
For Class R and Class R3, the maximum fee under this Plan and Agreement, which shall be reimbursed for distribution expenses, will be equal on an annual basis of 0.50% of the average daily net assets of the Funds attributable to Class R shares and 0.25% of the average daily net assets of the Funds attributable to Class R3 shares. Of that amount, for Class R, up to 0.25% may be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

Columbia Management Investment Distributors, Inc. — 12b-1 Plan and Agreement

FOR MONEY MARKET FUNDS:
Columbia Funds Series Trust II is a Massachusetts business trust:

Classes
Funds	A	B	C	R	W
Columbia Funds Series Trust II
Columbia Government Money Market Fund	A	B	C	R	—
Columbia Money Market Fund	A	B	C	R	W
Fee Schedule
The maximum fee for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the following percentage of the average daily net assets of the Fund attributable to the applicable class.
For Columbia Money Market Fund:

Class	Fee
A	0.10%
B	0.85%
C	0.75%
R	0.50%
W	0.10%
For Columbia Government Money Market Fund

Class	Fee
A	0.25%
B	1.00%
C	1.00%
R	0.50%
For Class A and Class W shares, the fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.
For Class B shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 0.85% of the average daily net assets of the Fund attributable to Class B shares. Of that amount, up to 0.75% shall be reimbursed for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month. Up to an additional 0.10% shall be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.
For Class C shares, the maximum fee under this Agreement will be equal on an annual basis to 0.75% of the average daily net assets of the Funds attributable to Class C shares for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.
For Class R, the maximum fee under this Plan and Agreement, which shall be reimbursed for distribution expenses, will be equal on an annual basis of 0.50% of the average daily net assets of the Funds attributable to Class R shares. Of that amount, for Class R, up to 0.25% may be reimbursed for

Columbia Management Investment Distributors, Inc. — 12b-1 Plan and Agreement

shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.